EXHIBIT 10.2

                             LEASE AGREEMENT



  RANCHO ALOE (CR), SOCIEDAD ANONIMA, corporate identity number 3-101-221004, herein represented by its President with full powers of attorney Mr. BERNARD TICE, of legal age, single, retired, American citizen, bearer of passport number [ deleted for confidentiality ], (company hereinafter referred to as "RANCHO ALOE"), and

  SABILA INDUSTRIAL, SOCIEDAD ANONIMA, corporate identity number 3-101-123588, herein represented by its President with full powers of attorney Mr. CARLTON TURNER, of legal age, married, businessman, American citizen, bearer of the social security card number 423-503336, (company hereinafter referred to as "SABILA"), have entered into the following LEASE AGREEMENT:

  FIRST: RANCHO ALOE is the owner of three properties located in Bagaces, Guanacaste Province, Costa Rica, numbers 20223-000, 35965-000 and 18144-000.

  SECOND:    RANCHO   ALOE  leases   to  SABILA   who  hereby   accepts,
  approximately 7 hectares of land of the previously described properties, (hereinafter referred to as the PROPERTY). Upon mutual agreement of both parties, the size of the PROPERTY may be subject to changes to accommodate to SABILA's needs, with SABILA's payments changed accordingly.

  THIRD: The PROPERTY shall be used exclusively for the planting of Aloe vera plants.

  FOURTH: This lease shall be for the term of one year beginning April 26th, 1999 and expiring at midnight on April 25, 2000. This Agreement shall renew automatically for successive one-year terms until such time as SABILA'S documented purchase cost of the plants is paid to SABILA in full by RANCHO ALOE. With the exception of the first six months of the lease, either party shall be entitled to terminate the agreement with a one-month written notice to the other party with compensation for appropriate expenses, such as the purchase cost of the plants ($74,794 total purchase cost).

  FIFTH: The total monthly rent is U.S. SEVEN DOLLARS (U.S.$7.00) per hectare. Payments are due on the 26th day of each month made payable to RANCHO ALOE's offices in Bagaces.

  SIXTH: RANCHO ALOE agrees to perform the immediate and adequate preparation of the PROPERTY for the plantation of Aloe vera. The cost of the preparation of the terrain shall be covered entirely by RANCHO ALOE. SABILA shall pay RANCHO ALOE the amount of U.S.$135.00 per hectare for the labor of to plant Aloe vera plants on the PROPERTY. Additionally, SABILA shall pay every month that this agreement is in effect U.S.$122.00 per hectare for the maintenance of the plots and organic weed and pest control. Any use of non-organic herbicide or pesticide on the plants or soil other than urea will result in RANCHO ALOE compensating SABILA for the cost of purchasing and planting in a comparable site replacement plants of equal size and maturity. Aloe vera plants cultivated in the leased area shall be maintained by RANCHO ALOE in the same condition as other plots owned by RANCHO ALOE in the same farm. SABILA shall not pay for any irrigation during the term of this agreement, unless specifically requested by SABILA. If irrigation is requested, it shall be performed according to written specifications provided by SABILA and SABILA shall pay RANCHO ALOE every month U.S.$150.00 per hectare. SABILA shall not be responsible responsibility of RANCHO ALOE to cover all costs in labor hand, organic fertilizer, electricity, municipal and land taxes and any other expenses involved in the lease or to necessary to perform the previously described labors. For all legal purposes, RANCHO ALOE shall be considered as the sole and responsible employer of all the workers to be hired necessary for the performance of this agreement.

  SEVENTH: At the termination of this agreement, for any reason, RANCHO ALOE agrees to purchase from SABILA all the plants located in the plots, for an amount equal to SABILA's documented value, which includes purchase price of $74,794, transportation, import taxes, lease, planting, maintenance, irrigation and any other involved costs. For all legal purposes, SABILA will be considered as the sole and legal owner of the plants until complete payment is made by RANCHO ALOE for the total purchase price.

  EIGHTH: RANCHO ALOE shall be liable for any damages, losses or thefts that any visitor, workers or any third party may produce to the property of SABILA in the leased area. RANCHO ALOE shall be in charge of the vigilance and security of the leased area. SABILA shall not be liable for any accident that may occur in the leased area. There shall be no harvesting of leaves or de-prepping of the plants except at the specific instruction of SABILA.

  NINTH: The breach, by either party, of any of the terms of this agreement, shall entitle the affected party, to request the immediate termination of the agreement and request the payment of any damages and loss of profit.

  In faith of the above stated, we sign this agreement in two originals, on this 23rd the day of September 1999

  By RANCHO ALOE (CR), S.A.




  ________________________
    Bernard Tice

  By SABILA INDUSTRIAL, S.A.


  ________________________
    Carlton E. Turner